                                                                    Exhibit 10.2

                                                                  Execution Copy


                     STRUCTURING AND CONTRIBUTION AGREEMENT


                  THIS STRUCTURING AND CONTRIBUTION AGREEMENT (the "Agreement") is made as of February 13, 2004 by and among STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company (the "SHC Funding"); STRATEGIC HOTEL CAPITAL, L.L.C., a Delaware limited liability company ("SHC LLC"); STRATEGIC HOTEL CAPITAL LIMITED PARTNERSHIP, a Delaware limited partnership ("SHC LP"); STRATEGIC HOTEL CAPITAL LIMITED PARTNERSHIP-II, a Delaware limited partnership ("SHC LP II"); SANTA MONICA HOTEL ASSOCIATES, LLC, a California limited liability company ("SMHA"); THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, PIC REALTY CORPORATION, a Delaware corporation, STRATEGIC VALUE INVESTORS, LLC, a Delaware limited liability company, PRUDENTIAL ASSETS, LLC, a Delaware limited liability company, PRUDENTIAL INVESTMENT MANAGEMENT, INC., a Delaware corporation, (SHC/OLAYAN) REDEMPTION VEHICLE, LLC, a Delaware limited liability company and SVI (SHC/HOUSTON) REDEMPTION VEHICLE, LLC, a Delaware limited liability company (together, the "Prudential Entities"); Whitehall Street Real Estate Limited Partnership VII, a Delaware limited partnership, and Whitehall Street Real Estate Limited Partnership IX, a Delaware limited partnership (together, "Whitehall"); and ROCKMARK CORPORATION, a Delaware corporation, on its own behalf and as the Investor Representative (as defined in the Fourth Amended and Restated Agreement of Limited Partnership of SHC LP) ("Rockmark") (SHC LLC, SHC LP, SHC LP II, SMHA, the Prudential Entities, Whitehall and Rockmark each, an "Interested Party" and collectively, "Interested Parties").

                  WHEREAS, SHC LLC has formed Strategic Hotel Capital, Inc., a Maryland corporation ("SHC Inc."), to be the sole managing member of SHC Funding;

                  WHEREAS, in connection with the initial public offering (the "IPO") of the common stock, par value $.01 per share (the "Common Stock"), of SHC Inc. pursuant to a registration statement to be filed on Form S-11 with the Securities and Exchange Commission, the parties hereto desire to effect certain formation and structuring transactions outlined in Exhibit A hereto (the "Formation and Structuring Transactions") under the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SHC Funding and the Interested Parties agree as follows:

                                   ARTICLE I.

                            STRUCTURING TRANSACTIONS

                  1.1 Consent and Waiver. Subject to the terms and conditions of this Agreement, SHC Funding and each of the Interested Parties hereby (i) consent to each of the Formation and Structuring Transactions, (ii) waive any restrictions set forth under any agreement to which it is party and rights that it may have to object to any of the Formation and Structuring Transactions and
(iii) agree to take all actions reasonably necessary or advisable to consummate the Formation and Structuring Transactions.

                  1.2 Unit Transactions. Subject to the terms and conditions of this Agreement, SHC Funding and each of the Interested Parties hereby agree to perform the following transactions (the "Unit Transactions") with respect to the issuance, distribution or exchange of membership units of SHC Funding ("SHC Funding Units") as an integral part of the Formation and Structuring
Transactions:

                  (a) Hotel Contributions. SHC LP is a 99% partner in the Poydras Plaza Joint Venture, which owns the property and improvements commonly known as the Hyatt Regency New Orleans, and is a 100% equity member of SHC Lincolnshire Preferred, L.L.C., which has a leasehold interest in the property and improvements commonly known as the Marriott Lincolnshire Resort (together, the "Contributed Hotel Interests"). SHC LP shall contribute, transfer, assign and convey to SHC Funding, and SHC Funding shall (i) acquire and accept from SHC LP all right, title and interest of SHC LP in the Contributed Hotel Interests and (ii) deliver to SHC LP an aggregate number of SHC Funding Units equal to 26.6% of the SHC Funding units initially owned by SHC LLC, which units are exchangeable into Common Stock on a one-to-one basis;

                  (b) Distribution Transactions.

                  (i) As contemplated by step (4) of Exhibit A, SHC LLC, as sole managing member of SHC Funding, shall own SHC Funding Units, which units are exchangeable into Common Stock on a one-to-one basis;

                  (ii) As contemplated by steps (8) and (13) of Exhibit A, SHC LLC shall distribute all of SHC Funding Units it owns to its beneficial owners on a pro rata basis.

                  (c) Exchange Transactions. As contemplated by steps (11) and
         (14) of Exhibit A, Whitehall and the Prudential Entities each shall exchange all of SHC Funding Units that they receive in the distributions from SHC LLC for Common Stock; and

                  (d) Amendment to Operating Agreement. SMHA and SHC Funding shall amend the Amended and Restated Operating Agreement of SHCI Santa Monica Beach Hotel, L.L.C. (the "Santa Monica Operating Agreement") such that:

                  (i) the Class A Units held by SMHA shall be convertible into SHC Funding Units, rather than membership units of SHC LLC, and such SHC Funding Units shall be exchangeable into Common Stock on a one-to-one basis; and

                  (ii) the allocation of Net Income to SMHA as set forth in
         Section 6.1(a)(ii)(A) of the Santa Monica Operating Agreement shall be based on the amount of net income allocated to SHC Funding Units, rather than membership units of SHC LLC.

                  1.3 Simultaneous Closing. The Unit Transactions shall close simultaneously with the closing of the IPO (the "Closing").

                  1.4 Further Acts. SHC Funding and the Interested Parties shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the Formation and Structuring Transactions contemplated hereunder.

                                  ARTICLE II.

                              CONDITIONS TO CLOSING

                  2.1 Conditions to Closing. The obligations of each Interested Party and SHC Funding hereunder are subject to the satisfaction of the conditions set forth below on or before the Closing. If for any reason any of the conditions set forth in this Section 2.1 are not satisfied or waived by each party entitled to the benefit of such conditions at or prior to the Closing, or if the Closing shall not have occurred by December 31, 2004, then each party hereto by written notice given to the other parties hereto shall have the right to elect to terminate this Agreement and each party shall be released from their obligations hereunder and shall have no further liability hereunder except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

                  (a) Representations and Warranties True and Correct. The representations and warranties of each other party hereto shall be true and correct in all material respects as of the date of the Closing;

                  (b) Closing of Unit Transactions. The closing of each of the Unit Transactions applicable to each other party hereto shall occur simultaneously therewith and all obligations of each other party hereto shall have been performed or complied with in all material respects; and

                  (c) Closing of IPO. The IPO shall have been consummated simultaneously with the closing of the Unit Transactions therewith.

                  (d) Registration Rights. SHC Inc. shall have assumed the obligations of SHC LLC relating to registration rights under those certain Transfer and Registration Agreements, each dated as of October 31, 1999, by and among SHC LLC and the parties thereto (the "Registration Rights Agreements"), such that the parties thereto have the same registration rights in respect of their SHC Funding Units and shares of Common Stock as they currently have in respect of their equity interests in SHC LLC under the Registration Rights Agreements with conforming adjustments. SHC Inc. shall use its reasonable efforts to file beginning one year after the IPO and continuously maintain a shelf registration on behalf of the Prudential Entities, Whitehall, and Rockmark (including the parties for whom Rockmark is the Investor Representative). Rockmark (and the respective parties for whom Rockmark is the Investor Representative) shall be entitled to utilize that registration statement until all registrable securities of Rockmark and each of the respective parties for whom Rockmark is the Investor Representative may be immediately sold under the Resale Rules (as defined in the Registration Rights Agreement).

                  2.2 Abandonment of IPO. If at any time SHC Inc. determines in good faith to abandon the IPO, SHC Funding shall so advise each Interested Party in writing and thereupon each party shall be released from its obligations hereunder and shall have no further liability hereunder.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

                  3.1 Representations by SHC Funding. SHC Funding hereby represents and warrants to the Interested Parties that each and every one of the following statements is true, correct, and complete in every material respect as of the date of this Agreement and will be true, correct, and complete as of the date of Closing:

                  (a) Organization and Power. SHC Funding is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by SHC Funding, and this Agreement constitutes the legal, valid and binding obligation of SHC Funding, enforceable against SHC Funding in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

                  (b) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against SHC Funding in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality that could materially and adversely affect the business, financial position, or results of operations of SHC Funding or the ability of SHC Funding to perform its obligations hereunder.

                  (c) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by SHC Funding will be obtained as of Closing.

                  3.2 Representations by Interested Parties. Each Interested Party hereby severally and not jointly represents and warrants to SHC Funding that each and every one of the following statements is true, correct, and complete in every material respect as of the date of this Agreement and/or will be true, correct, and complete as of the date of Closing:

                  (a) Organization and Power. Such Interested Party is duly organized, validly existing and in good standing under the laws of the state of its formation and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by such Interested Party, and this Agreement constitutes the legal, valid and binding obligation of such Interested Party, enforceable against such Interested Party in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

                  (b) Litigation. There is no action, suit, claim, or proceeding pending or, to the Interested Party's knowledge, threatened against such Interested Party or such Interested Party's interests in any court, before any arbitrator, or before or by any governmental body or other regulatory authority that would materially and adversely affect the ability of such Interested Party to perform its obligations hereunder or otherwise delay the consummation of any of the transactions contemplated hereby. Such Interested Party is not subject to any judgment, decree, injunction, rule, or order of any court relating to such Interested Party's participation in the transactions contemplated by this Agreement.

                  (c) No Consents. No authorization, consent, approval, permit, or license of, or filing with, any governmental or public body or authority, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement on the part of such Interested Party other than as may be required under the provisions the following agreements, which shall be deemed to have been provided pursuant to Section 1.1 hereof: (i) Amended and Restated Limited Liability Company Agreement of Strategic Hotel Capital, L.L.C., (ii) Fourth Amended and Restated Agreement of Limited Partnership of Strategic Hotel Capital Limited Partnership, (iii) Second Amended and Restated Agreement of Limited Partnership of Strategic Hotel Capital Limited Partnership-II and (iv) Amended and Restated Operating Agreement of SHCI Santa Monica Beach Hotel, L.L.C.

                  (d) Securities Law Matters. (i) In acquiring SHC Funding Units and/or Common Stock, such Interested Party is not relying upon any representations made to it by SHC Funding or SHC Inc., or any of their officers, employees, or agents that are not contained herein. The Interested Party is aware of the risks involved in investing in SHC Funding Units and/or Common Stock. Such Interested Party has had an opportunity to ask questions of, and to receive answers from SHC Funding and SHC Inc., or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment and the financial condition, affairs, and business of SHC Inc., including SHC Inc.'s intent to qualify as a real estate investment trust under federal income tax laws and the associated restrictions that will apply to holders of the Common Stock under federal tax laws and under SHC Inc.'s charter and bylaws. Such Interested Party confirms that all documents, records, and information pertaining to its investment in SHC Funding Units and/or Common Stock that have been requested by it, have been made available or delivered to it prior to the date hereof.

                  (ii) Such Interested Party understands that SHC Funding Units and/or Common Stock issuable to such Interested Party hereunder has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and is instead being offered and sold in reliance on an exemption from such registration requirements. SHC Funding Units and/or Common Stock issuable to such Interested Party is being acquired solely for the Interested Party's own account, for investment, and is not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and such Interested Party does not have any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale. The Prudential Entities and Whitehall understand that the certificates representing the Common Stock issuable to such Interested Party will contain appropriate legends reflecting the requirement that the Common Stock not be resold by such Interested Party without registration under such laws or the availability of an exemption from such registration.

                  (e) Investment Decision. Such Interested Party is capable of making an informed investment decision based on its knowledge, sophistication and experience in financial and business matters together with the business and financial experience of those persons, if any, retained by it, and other relevant information it may have received with respect to the matters set forth in this Agreement.

                   (f) Brokers. Such Interested Party has not engaged the services of any agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein.

                  3.3 Additional Representations by SHC LP--Good Title. SHC LP hereby represents and warrants to SHC Funding that it holds the equity interests in the Contributed Hotel Interests free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, and any other adverse right, interest, charge or claim of any kind whatsoever other than the transfer restrictions set forth under Section 7.12 of the Fourth Amended and Restated Agreement of Limited Partnership of SHC LP.



                                  ARTICLE IV.

                                  MISCELLANEOUS

                  4.1 Survival and Indemnity. The representations and warranties contained herein shall survive the Closing. Each Interested Party, severally and not jointly, agrees to indemnify, defend and hold harmless SHC Funding and each other party hereto and SHC Funding agrees to indemnify, defend and hold harmless each Interested Party from and against all costs, expenses, losses and damages (including, without limitation, reasonable attorney's fees and expenses, but excluding consequential damages) incurred by SHC Funding or such other party resulting from any misrepresentation or breach of warranty made by it.

                  4.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to SHC Funding or an Interested Party upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by SHC Funding or an Interested Party of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to SHC Funding or an Interested Party either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

                  4.3 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication which any party may wish to send to another shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section. SHC Funding's address for all purposes under this Agreement shall be as follows:

                  77 West Wacker Drive, Suite 4600
                  Chicago, Illinois  60601
                  Fax No: (312) 658-5799


The address of each of the Interested Parties for all purposes under this Agreement shall be as follows:

                  SHC LLC:

                  Attn: General Counsel
                  Strategic Hotel Capital, L.L.C.
                  77 West Wacker Drive, Suite 4600
                  Chicago, Illinois  60601
                  Fax No: (312) 658-5799


                  SHC LP:

                  Attn: General Counsel
                  Strategic Hotel Capital Limited Partnership
                  77 West Wacker Drive, Suite 4600
                  Chicago, Illinois  60601
                  Fax No: (312) 658-5799


                  SHC LP II:

                  Attn: General Counsel
                  Strategic Hotel Capital Limited Partnership-II
                  77 West Wacker Drive, Suite 4600
                  Chicago, Illinois  60601
                  Fax No: (312) 658-5799

                  SMHA:

                  Attn: General Counsel
                  Santa Monica Hotel Associates, Ltd.
                  1572 Ventura Boulevard, Suite 221
                  Encino, California 91436

                  Prudential Entities:

                  c/o The Prudential Insurance Company of America
                  8 Campus Drive, 4th Floor
                  Parsippany, New Jersey 07054-4493


                  Whitehall:

                  Whitehall Street Real Estate Limited Partnership VII c/o 85 Broad Street
                  New York, New York 10004

                  Whitehall Street Real Estate Limited Partnership IX c/o 85 Broad Street
                  New York, New York 10004

                  Rockmark:

                  Rockmark Corporation
                  c/o Richard E. Salomon
                  610 Fifth Avenue, 7th Floor
                  New York, New York 10020

                  Any address or name specified above may be changed by a notice given by the addressee to the other parties. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

                  4.4 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

                  4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

                  4.6 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                  4.7 Successors and Assigns. This Agreement may not be assigned by SHC Funding or any Interested Party without the prior approval of SHC Funding or Interested Party, as applicable; provided, however, that SHC Funding may assign its rights under this Agreement (but not its obligations) to a direct or indirect wholly-owned subsidiary of SHC Funding without the prior approval of the Interested Parties. This Agreement shall be binding upon, and inure to the benefit of, SHC Funding, the Interested Parties, and their respective legal representatives, successors, and permitted assigns.

                  4.8 Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

                  4.9 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

                  4.10 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts.

                  4.11 Specific Performance. Each party to this Agreement agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party to this Agreement agrees that each other party hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement in any federal or state court located in the State of New York (as to which each party to this Agreement agrees to submit to jurisdiction for purposes of such action), this being in addition to any other remedies to which such party may be entitled under this Agreement or otherwise at law or in equity.

                  4.12 Time of the Essence. Time is of the essence with respect to all obligations of each party under this Agreement.



                            [Signature pages follow.]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                STRATEGIC HOTEL FUNDING, L.L.C.

                                By:      Strategic Hotel Capital, L.L.C.,
                                         its sole member


                                         By:  /s/ Laurence S. Geller
                                             -------------------------------
                                              Name: Laurence S. Geller
                                              Title: Chairman, President and
                                                     Chief Executive Officer





                                STRATEGIC HOTEL CAPITAL, L.L.C.


                                By:   /s/ Laurence S. Geller
                                     ----------------------------------------
                                      Name: Laurence S. Geller
                                      Title: Chairman, President and
                                             Chief Executive Officer

                                STRATEGIC HOTEL CAPITAL LIMITED PARTNERSHIP

                                By:  Strategic Hotel Funding, L.L.C.,
                                      its general partner

                                      By:  Strategic Hotel Capital, L.L.C.,
                                            its sole member



                                         By:  /s/ Laurence S. Geller
                                             -------------------------------
                                              Name: Laurence S. Geller
                                              Title: Chairman, President and
                                                     Chief Executive Officer





                                STRATEGIC HOTEL CAPITAL LIMITED PARTNERSHIP - II

                                By:  Strategic Hotel Funding, L.L.C.,
                                      its general partner

                                      By:  Strategic Hotel Capital, L.L.C.,
                                            its sole member



                                         By:  /s/ Laurence S. Geller
                                             -------------------------------
                                              Name: Laurence S. Geller
                                              Title: Chairman, President and
                                                     Chief Executive Officer

                                SANTA MONICA HOTEL ASSOCIATES, LLC



                                By:      /s/ Sidney W. Caplan
                                         --------------------------------------
                                         Name:  Sidney W. Caplan
                                         Title:  Managing Member

                                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



                                By:      /s/ Robert M. Falzon
                                         --------------------------------------
                                         Name: Robert M. Falzon
                                         Title: Vice President



                                PIC REALTY CORPORATION



                                By:      /s/ Robert M. Falzon
                                         --------------------------------------
                                         Name: Robert M. Falzon
                                         Title: Vice President



                                STRATEGIC VALUE INVESTORS, LLC

                                By: Prudential Investment Management, Inc.,
                                     its Attorney-in-Fact



                                         By:  /s/ Robert M. Falzon
                                              --------------------------------
                                              Name: Robert M. Falzon
                                              Title: Vice President



                                PRUDENTIAL ASSETS, LLC



                                By:      /s/ Robert M. Falzon
                                         -------------------------------------
                                         Name: Robert M. Falzon
                                         Title: Manager

                                PRUDENTIAL INVESTMENT MANAGEMENT, INC.



                                By:      /s/ Robert M. Falzon
                                         -------------------------------------
                                         Name: Robert M. Falzon
                                         Title: Vice President



                              (SHC/OLAYAN) REDEPTION VEHICLE, LLC
                              By: Prudential Investment Management, Inc., its
                                   Attorney-in-Fact



                                         By:  /s/  Robert M. Falzon
                                              --------------------------------
                                              Name:  Robert M. Falzon
                                              Title: Vice President



                                SVI (SHC/HOUSTON) REDEPTION VEHICLE, LLC
                                By: Prudential Investment Management, Inc.,
                                its Attorney-in-Fact



                                         By:  /s/  Robert M. Falzon
                                              ------------------------------
                                              Name:  Robert M. Falzon
                                              Title: Vice President

                                WHITEHALL STREET REAL ESTATE
                                LIMITED PARTNERSHIP VII

                                By:  WH Advisors, L.L.C. VII, general partner


                                      By: /s/ Alan S. Kava
                                          -----------------------------
                                          Name: Alan S. Kava
                                          Title: Vice President



                                WHITEHALL STREET REAL ESTATE
                                LIMITED PARTNERSHIP IX

                                By:  WH Advisors, L.L.C. IX, general partner


                                      By: /s/ Alan S. Kava
                                          --------------------------------
                                          Name: Alan S. Kava
                                          Title: Vice President

                                ROCKMARK CORPORATION, on its own
                                behalf and as the Investor
                                Representative



                                By: /s/ Richard E. Salomon
                                    ----------------------------------------
                                    Name: Richard E. Salomon
                                    Title: President

                                  EXHIBIT A(1)


1. Each of the Prudential Entities will convert its limited partnership interests in SHC LP and SHC LP II into membership units in SHC LLC pursuant to Section 4.2 of the Fourth Amended and Restated Agreement of Limited Partnership SHC LP, as amended, and the Second Amended and Restated Agreement of Limited Partnership of SHC LP II, as amended. As a result, the Prudential Entities will receive 31,961,982 membership units in SHC LLC and SHC LLC will have a total of 100,449,681 membership units outstanding.

2. SHC LP II will be merged with and into SHC LP with SHC LP being the surviving entity. The Fourth Amended and Restated Agreement of Limited Partnership of SHC LP will be amended and restated to reflect:

         o SHC Funding, as the general partner, and the limited partners (other than the Prudential Entities) that are limited partners in SHC LP and SHC LP II immediately prior to the merger, as the limited partners;

         o that the limited partners in SHC LP will have the same indirect interest in the SHC Funding Units held by SHC LP as such limited partners would have had if (i) such limited partners would have converted their limited partnership interests in SHC LP and SHC LP II into membership units of SHC LLC, (ii) SHC LLC would have received all SHC Funding Units received by SHC LP and SHC LLC, and (iii) SHC LLC would have distributed such SHC Funding Units received by it in accordance with steps (8) and (13) below.

         o that the limited partners in SHC LP will have no right to share in a distribution of SHC Funding Units by SHC LLC;

         o existing tax protection provisions in SHC LP and SHC LP II applicable to Rockmark and the investors it represents will be retained in SHC LP;

         o the contribution of the Lincolnshire Marriott Resort and the New Orleans Hyatt Regency to SHC Funding will be specifically permitted.

3. SHC Funding and SHC LP will refinance their existing debt ($1.29 billion) so that the debt follows the assets with the debt separately allocated to the Private Pool Properties (as defined below) ($725.0 million) and the Public Pool Properties (as defined below) ($402.6 million).


--------------------
1 Except as otherwise indicated, each transaction shall be consummated contemporaneously on the closing date for the initial public offering of the Common Stock.

4. SHC Funding will adopt a limited liability company operating agreement in substantially the same form as that included in Exhibit H to the Amended and Restated Limited Liability Company Agreement of SHC LLC (dated as of September 1999), with such changes as necessary to permit the transactions described herein, including the distribution by SHC Funding to SHC LLC of:

         o        SHC Funding's general partnership interests in SHC LP,

         o SHC Funding's interests in the Private Pool Properties and related assets,

         o All cash and cash equivalents, other than the restricted cash and cash equivalents held at the hotel property level.

         Under the SHC Funding limited liability company agreement, SHC LLC will own SHC Funding Units, which units are exchangeable for Common Stock on a one-to-one basis.

5. SHC Funding will distribute to SHC LLC its general partnership interests in SHC LP, the Private Pool Properties and related assets and all cash and cash equivalents, other than the restricted cash and cash equivalents held at the hotel property level. The Private Pool Properties will include:

         o        Hyatt Regency San Francisco
         o        Park Hyatt San Francisco
         o        Loews Beverly Hills
         o        Ritz-Carlton, Laguna Niguel
         o        Westin Santa Clara
         o        Westin Essex House
         o        Marriott East Side

6. SHC LP will contribute the Lincolnshire Marriott Resort and the New Orleans Hyatt Regency to SHC Funding in exchange for an aggregate number of SHC Funding Units equal to 26.6% of the SHC Funding units owned by SHC LLC, which units are exchangeable for Common Stock on a one-to-one basis.

7. SHC Funding's interests in the Public Pool Properties will be restructured to allow SHC Inc. to qualify as a REIT for U.S. Federal income tax purposes. The Public Pool Properties will include:

         o        Embassy Suites Lake Buena Vista
         o        Four Seasons Mexico City
         o        Four Seasons Punta Mita
         o        Hilton Burbank Airport
         o        Hyatt Regency La Jolla
         o        Hyatt Regency New Orleans
         o        Hyatt Regency Phoenix
         o        Intercontinental Prague
         o        Loews Santa Monica
         o        Marriott Lincolnshire Resort
         o        Marriott Rancho Las Palmas
         o        Marriott Schaumburg
         o        Marriott Champs Elysees
         o        Marriott Hamburg




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8.       SHC LLC will distribute all of the SHC Funding Units it owns (except for an amount of SHC Funding Units necessary for it to include in the pro rata distribution any holders of SHC LLC convertible debentures who convert their debentures for SHC LLC membership units in step (13) below) to its beneficial owners on a pro rata basis. As described above, partners in SHC LP will not participate in this distribution.

9. The Amended and Restated Operating Agreement of SHCI Santa Monica Beach Hotel, L.L.C. will be amended to provide (i) for the non-managing membership interests to be exchangeable for SHC Funding Units with a value of $1.2 million based on the IPO price, which are exchangeable for Common Stock on a one-to-one basis, rather than membership units of SHC LLC and (ii) for the allocation of net income to non-managing membership interests to be calculated with respect to SHC Funding Units rather than membership units of SHC LLC.

10. SHC Inc. will complete its IPO and contribute the net proceeds (after deducting the underwriters' compensation) to SHC Funding in exchange for SHC Funding Units.

11. Whitehall and the Prudential Entities will exchange the SHC Funding Units that they receive in the distribution outlined in step (8) for Common Stock.

12. Upon completion of SHC Inc.'s IPO, SHC LLC will deliver a redemption notice to holders of its convertible debentures, calling for a redemption 60 days later.

13. 60 days following the delivery of the redemption notice, SHC LLC will redeem any outstanding convertible debenture holders who did not convert from cash on hand and distribute the remaining SHC Funding Units as follows:

         o to debenture holders who converted into SHC LLC membership units an amount that equals their aggregate pro rata share of SHC Funding Units from the earlier distribution in step (8);

         o any remaining SHC Funding Units to all the beneficial owners of SHC LLC (including debenture holders who converted) on a pro rata basis.

14. Whitehall and the Prudential Entities will exchange SHC Funding Units that they receive in the distribution outlined in step (13) for shares of Common Stock.